UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable
 ( Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairment.

        On December 19, 2008, Rudolph Technologies, Inc. (the "Company") determined that it will record a non-cash impairment charge in the range of $200 to $235 million related to the impairment of goodwill and intangibles mainly triggered by the decline in the Company's market capitalization. The write-down is in accordance with the requirements of the FASB's Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" and FASB Statement No. 144 "Accounting for the impairment or Disposal of Long-Lived Assets."  The actual amount of the impairment charge (to be determined in accordance with the Company's valuation procedures and analysis) will be communicated along with the announcement of its 2008 results.

        In addition, due to the current economic downturn and increasing weakness across all markets served by the Company, it will record a non-cash charge of approximately $10 to $12 million to write-down excess inventory, inventory related to discontinued product lines, and obsolete assets.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         Jeffrey L. O'Dell, a member of the Board of Directors (the "Board") of  the Company resigned as a member of the Company's Board effective as of December 19, 2008.  Mr. O'Dell has served as one of the Company's directors since February 2006.  This voluntary decision by Mr. O'Dell was to spend more time on his personal and business ventures and was not the result of any disagreement with the Company, the Board or any matter relating to their operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

        On December 19, 2008, the Company issued a press release (a copy of which is attached as Exhibit 99.1) that describes the matters related to Item 2.06 and provides revised revenue and adjusted earnings per share projections for the quarter ended December 31, 2008.

        The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

      (d)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued December 19, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued December 19, 2008

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: December 23, 2008	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer

EXHIBIT 99.1

Rudolph Reports Fourth Quarter Results Below Guidance and Announces Impairment and Write-down Charges

Flanders, NJ, December 19, 2008 - Rudolph Technologies, Inc. (Nasdaq: RTEC) this morning announced that its fourth quarter results will be below the low-end of its previous guidance.

Increasing weakness across all markets served has caused the push out of equipment bookings and shipments which will negatively impact Rudolph's revenues and earnings in the fourth quarter 2008 and into 2009. Visibility is extremely limited and spending on new capital equipment has dropped precipitously since early November. Rudolph now expects a reduction in revenue of between 50 and 60% for the fourth quarter, resulting in a net loss of $.07 to $.11 cents per share before charges.

These adverse market conditions will also cause the Company to record a non-cash impairment charge, estimated to be in the range of $200 to $235 million, related to the impairment of goodwill and intangibles mainly triggered by the decline in the Company's market capitalization. The write-downs are in accordance with the requirements of FASB Statement No. 142 "Goodwill and Other Intangible Assets" and FASB Statement No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". In addition, the Company will record a non-cash charge of approximately $10 to $12 million to write-down excess inventory, inventory related to discontinued product lines, and obsolete assets.

Rudolph has no debt and reported cash and marketable securities of $74.2 million as of September 30, 2008.

The Company said it will further expand its cost cutting and restructuring plans as the Company enters 2009.

Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology, defect inspection and data analysis systems used by semiconductor device manufacturers. Rudolph provides a full-fab solution through its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market. The company has enhanced the competitiveness of its products in the marketplace by anticipating and addressing many emerging trends driving the semiconductor industry's growth. Rudolph's strategy for continued technological and market leadership includes aggressive research and development of complementary metrology, inspection and analysis solutions. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company's web site at www.rudolphtech.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "would," "should," "expects," "plans," "anticipates," "believes," "feels," "estimates," "predicts," "potential," or "continue," or the negative of those words and other comparable words. Rudolph wishes to take advantage of the "safe harbor" provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph's control. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements, include, but are not limited to, the impact of the slowdown in the overall economy, the uncertainty of the current global political environment, the potential for terrorist attacks, the potential for business disruptions due to infectious diseases, changes in customer demands for our existing and new products, the timing, cancellation or delay of customer orders and shipments, the timing of revenue recognition of shipments, new product offerings from our competitors, changes in or an inability to execute Rudolph's business strategy, unanticipated manufacturing or supply problems and changes in tax rules. Rudolph cannot guarantee future results, levels of activity, performance, or achievements. The matters discussed in this press release also involve risks and uncertainties as summarized in Rudolph's Form 10-K report for the year ended December 31, 2007 and other filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.sec.gov, the SEC's website, and at http://www.rudolphtech.com, the Rudolph website. While these factors may be updated from time to time through the filing of reports and registration statements with the SEC, Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact:
Rudolph Technologies
Investors:                                                                          Trade Press:
Steven R. Roth                                                                 Virginia Becker
973.448.4302                                                                      952.259.1647
steven.roth@rudolphtech.com                                     virginia.becker@rudolphtech.com